UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 24, 2023
__________________________________________
First Busey Corporation
(Exact name of Registrant as specified in its charter)
__________________________________________

Nevada	0-15950	37-1078406
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave. Champaign, Illinois 61820
(Address of Principal Executive Offices)

(217) 365-4544
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUSE	Nasdaq Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 24, 2023, at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of First Busey Corporation (“Busey”), Busey’s stockholders, upon the recommendation of Busey’s Board of Directors, approved the First Busey Corporation Amended 2020 Equity Incentive Plan (the “Amended Plan”). The Amended Plan authorizes an increase of 1,350,000 shares of Busey’s common stock, $0.001 par value, for equity awards, which may be granted in any one or a combination of the following forms: incentive stock options; nonqualified stock options; stock appreciation rights; restricted shares; restricted stock units, performance-based restricted stock units, deferred stock units, which may or may not include dividend equivalents; other equity-based or equity-related or cash-based awards, including without limitation, the grant or offer for sale of unrestricted shares, bonus share awards, phantom share awards, performance share awards and performance units settled in cash. Participants under the Amended Plan may include employees, directors, and consultants of Busey or its subsidiaries.
A summary of the principal features of the Amended Plan was included in Busey’s definitive proxy statement for the Annual Meeting, as filed with the U.S. Securities and Exchange Commission on April 14, 2023 (the “Proxy Statement”). The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by the summary of the principal features of the Plan included in the Proxy Statement and the full text of the Amended Plan, a copy of which was filed as Appendix A to the Proxy Statement, and is incorporated by reference into, this Current Report on Form 8-K.
Item 5.07    Submission of Matters to a Vote of Security Holders.
Stockholder representation at the Annual Meeting was summarized as follows:

Shares of common stock outstanding and entitled to vote at the Annual Meeting	55,264,095
Shares represented at the Annual Meeting by Busey stockholders who were present or by proxy	43,227,931
Percentage of shares represented	78.2%
At the Annual Meeting, Busey stockholders voted on four proposals, as described in the Proxy Statement. Final results of voting on each of the matters submitted to a vote of stockholders during the Annual Meeting are as follows:
Proposal 1: Election of directors
Busey stockholders elected 10 individuals to serve as Busey's directors for a one-year term expiring at the 2024 Annual Meeting of Stockholders or until their successors are elected and have qualified. There were 6,361,040 broker non-votes in connection with the election of directors.

Name	Votes For	Votes Withheld
Samuel P. Banks	34,023,337	2,843,554
George Barr	35,453,606	1,413,285
Stanley J. Bradshaw	31,516,709	5,350,182
Michael D. Cassens	35,883,714	983,177
Van A. Dukeman	35,467,495	1,399,396
Karen M. Jensen	35,810,517	1,056,374
Frederic L. Kenney	33,921,147	2,945,744
Stephen V. King	34,865,309	2,001,582
Gregory B. Lykins	35,552,969	1,313,922
Cassandra R. Sanford	35,845,487	1,021,404

Proposal 2: Nonbinding, advisory vote to approve executive officer compensation
Busey stockholders approved, in a non-binding advisory vote, the compensation of Busey's named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,862,236	2,539,027	465,628	6,361,040
Proposal 3: Approval of First Busey Corporation Amended 2020 Equity Incentive Plan
Busey stockholders approved the Amended Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,706,071	1,771,021	389,793	6,361,046
Proposal 4: Ratification of Independent Registered Public Accounting Firm
Busey stockholders ratified the appointment of RSM US LLP as Busey’s independent registered public accounting firm for the year ending December 31, 2023.

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,287,782	748,844	191,305	—
Item 8.01.    Other Events
On May 24, 2023, Busey's board of directors approved an amendment to Busey’s previously adopted share repurchase program to increase the number of shares of Busey’s common stock available for repurchase by 2,000,000 shares. As of the close of business on May 24, 2023, under the amended share repurchase program, Busey is now authorized to repurchase, from time to time as Busey deems appropriate, up to 2,122,210 remaining shares of Busey's common stock. Repurchases may be made in the open market, through block trades or otherwise, and in privately negotiated transactions. The repurchase program does not obligate Busey to repurchase any dollar amount or number of shares. The repurchase program has no expiration date, and may be expanded, modified, suspended, or discontinued by Busey's board of directors at its discretion at any time.
Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1
First Busey Corporation Amended 2020 Equity Incentive Plan, filed with the U.S. Securities and Exchange Commission on April 14, 2023, as Appendix A to the Definitive Proxy Statement and incorporated herein by reference

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST BUSEY CORPORATION

Date:	May 26, 2023	By:	/s/ Jeffrey D. Jones
Jeffrey D. Jones
Chief Financial Officer
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